Exhibit 99.1

VeriSign Announces Increase in .com/.net Domain Name Fees

MOUNTAIN VIEW, CA – December 17, 2009 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today announced, effective July 1, 2010, an increase in registry domain name fees for .com and .net, per its agreements with ICANN.

VeriSign announced that as of July 1, 2010, the registry fee for .com domain names will increase from $6.86 to $7.34 and that the registry fee for .net domain names will increase, from $4.23 to $4.65.

As the economy and society becomes increasingly dependent on digital technology, it is imperative that investment in the underlying infrastructure, including .com and .net, continue to keep pace with the robust growth of the Internet and ensure its continued security and reliability. Over the last decade, the volume of Internet traffic and domain name system (DNS) queries on VeriSign’s global infrastructure has increased from an average of approximately 2 billion queries per day in the year 2000 to more than 50 billion queries per day today while maintaining 100 percent operational accuracy and stability for the last eleven years.

Over the next decade, VeriSign will continue investment to build out the .com and .net infrastructures to manage the increasing demands on the infrastructure brought on by the proliferation of Internet-enabled phones and devices and the emergence of DNS-centric technologies and services. VeriSign also continues to scale and fortify the .com and .net infrastructures globally to defend against increasingly sophisticated cyber attacks.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

Trademarks

VeriSign, and other trademarks, service marks, and logos are registered or unregistered trademarks of VeriSign and its subsidiaries in the United States and in foreign countries.

Copyright © 2009 VeriSign, Inc. All rights reserved.

VRSNF

For more information, contact:

Investor Relations:

Nancy Fazioli

ir@verisign.com

650-426-5146

Media Relations:

Brad Williams

brwilliams@verisign.com

650-426-5298

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services and the current global economic downturn, the inability of VeriSign to successfully develop and market new services, VeriSign’s ability to build out its infrastructure in pace with demand, the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures. More information about potential factors that could affect the Company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

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